UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 15, 2010

GLOBAL ECOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-15216	86-0892913
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

96 Park Street, Montclair, New Jersey		07042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (972) 386-6667

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 15, 2010, we executed a Convertible Debenture Agreement with Rupert Gebers, who is one of the principals in our joint venture arrangement in South Africa with Isongo Water (Pty), Ltd, in the principal amount of $200,000.

The material terms of the Convertible Debenture Agreement provide for: (i) an interest rate of 8.00% per year; (ii) a maturity date of December 15, 2014; (ii) the principal amount of $200,000 plus interest thereon is due on the maturity date; and (iv) The Holder is entitled, at its option, to convert the principal amount of this Note or part thereof in excess of $25,000 at any time into shares of Common Stock of the Issuer at the rate of a price share equal to 80% of the market price of such stock at the time of conversion or $0.10 per share whichever is greater.

The material terms of the Convertible Debenture Agreement are qualified in their entirety by the agreement attached as Exhibits 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Convertible Debenture Agreement by Global Ecology Corporation in favor of Rupert Gerbers, dated December 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Ecology Corporation

December 20, 2010

By: /s/ Peter Ubaldi

Name: Peter Ubaldi

Title: Chief Executive Officer